Exhibit 10.14

Basic Terms

Client:	Tom Clinton d.b.a.	Suite:	Office Suites PLUS at North Gwinnett
	Computer Software Innovations		3235 Satellite Blvd., Bldg. 400, Ste. 300
	1661 East Main St.		Duluth, GA 30096
	Easley, SC 29640		Tel: 770.291.2222, Fax: 770.291.2223
	Phone Number: 864-855-3900 E-mail: tclinton@csi-plus.com		E-mail: pclindsay@officesuitesplus.com

Billing Address: Same as above
(if different)

Term: Start Date: 9/16/2003	End Date: 3/31/2004

Notice Date:	1/31/2004

Office Number:	Professional Image Package: Corporate Identity (Mail & Phone Service) Maximum number of occupants: N/A Complimentary meeting room usage per month: 0

Monthly Fees:

		Initial Programming and Installation	Services Retainer	Recurring Monthly Fees
Package:
	Professional office (s)
1	Professional image	$99.00	$129.00	$129.00
Services:
1	Telephone Answering	included		included
1	Voice Mail Box	included		included
1	Mail Receipt	included		included

	Total *	$99.00	$129.00	$129.00

Due upon execution of Agreement
	Initial Programming and Installation		$99.00
	Services Retainer		$129.00
	First Month		$129.00
	Tax

	Total		$357.00

*	Excludes sales, use and/or other applicable taxes.

License Agreement

I. Use of Office.

(A) You are granted a license to use the Suite and that particular Office(s) assigned in the Basic Terms, if any, pursuant to the terms of this license agreement (the “Agreement”), one person per Office, unless otherwise set forth in the Basic Terms. If no Office is assigned in the Basic Terms, you may have the use of an office or meeting room, if available, at the then prevailing rate. You agree to use the premises for general office purposes and no other purpose, to only operate approved machinery or equipment within the Office or otherwise in the building, and to comply with all laws, rules, regulations and ordinances.

(B) We reserve the right to relocate you to another apace within the same Suite and to substitute such other space for your Office, provided such other apace is substantially similar to your Office and you incur no increase in Monthly Office Fees or any moving cost or expense as a result of the relocation.

(C) You agree to abide by such rules and regulations governing the use of your Office and the Suite as may now exist or may later be adopted by us. It is your sole responsibility to ensure that your employees, guests and invitees abide by all such rules.

(D) Upon any termination of this Agreement, you agree to vacate the Office and cease all use oldie Suite. Furthermore, we will not be responsible for providing any further service to you. On or before the Notice Date, you agree to give us notice of your intent to terminate this Agreement or m renew it. Any renewal will only be upon such terms or conditions as we may agree in writing. In the event you fail to provide us with such notice, this Agreement will automatically renew for a Term equal in time to the original Term of and upon the same terms and conditions as this Agreement; provided, the Monthly Fees will be the than applicable Monthly Fees for your Office and service, and the Monthly Fees may be higher than those previously applicable. In the event you have been assigned an Office and notify us that you intend to vacate your Office and fail to do soon the End Data, the terms of this Agreement and the license granted to you will continua on a month-to-month basis at the then applicable Monthly Fees for your Office (based on a month-to-month term) and services, and the Monthly Fees may be higher than those previously applicable, and you will be liable to us for any damages resulting from your failure to vacate the Office.

2 Services.

(A) You acknowledge and agree that it is your sole responsibility to review any work performed by our personnel and we will have no liability for the work performed by our personnel.

(B) You will not offer to any patty outside your own company, whether or not located in the Suite or elsewhere in the building, any of the services that we provide our clients from time to time.

(C) You agree not to install or utilize any telecommunications equipment or wiring, other than the equipment and wiring provided by us. You understand the violation of this paragraph may result in damage to our equipment and/or wiring and if such damage occurs, you ate solely responsible for any and all charges to repair or replace it All programming and/or installation required to initially getup your Office, as well as any subsequent changes, additions, deletions or other modifications will be subject to the than current programming and/or installation charges, respectively, and will be due at such time service is performed. You acknowledge that all telephone or other telecommunication numbers and addresses are our proprietary property, and further understand that yellow page or other similar forms of advertising such numbers or addresses is your sole responsibility and all charges associated with such advertising are to be billed directly to you.

3. Fees Payable.

(A) Upon execution of this Agreement, you will pay all initial programming and installation fees and the Services Retainer, in the amounts indicated in the Basic Terms. In addition, you will pay all other fees and taxes as indicated in the Basic Terms. The Services Retainer will he held as security for your performance under this Agreement You agree that the Services Retainer need not be kept separate and apart from our other funds and no interest will be paid to you.

(B) You agree to pay the Monthly Fees in the amount indicated in the Basic Terms or as otherwise due and payable on or before fifteen (15) days from the date invoiced to you. In addition to any sums due, you agree to pay monthly late charges equal to five percent (5.0%) of any sums due, or such lower maximum charge allowable under applicable law, that have not been paid to us on or before such date due and payable, with or without written notice from us.

(C) Recurring Monthly Fees are payable in advance. Fees payable for such other services that may be reasonably requested by the you from time to time will be payable by you as set forth in the fee schedule applicable at such time services are performed or, if not set forth in a fee schedule, as determined by us.

(D) You agree that the Services Retainer will not be used by you as payment for Monthly Fees. In the event you default in rite performance of any of the terms of this Agreement, we may immediately and without prior notice, use, apply or retain the whole, or any part, of the Services Retainer for the payment of Monthly Fees, any service fee or any other payment due, or for payment of any other sum that we may spend by reason of your default If, upon termination of this Agreement, you have fully and faithfully complied with all the tartans and provisions of this Agreement, remitted all amounts due and payable. and surrendered all keys, access cards, building pauses and all our other property provided to you, the Services Retainer or any remaining balance, will be mimed to you within 45 days; provided, however, you agree to pay for repainting and cleaning the carpet in each Office you used for less than twelve (12) months at a cost not to exceed the Services Retainer.

4. Utilities. Electric power will be furnished for approved machinery or equipment only. We will use our reasonable efforts to provide heating and am-conditioning at temperatures and times provided by the building owner that will be reasonable and comfortable during normal business hours.

S. Damage and Insurance.

(A) You will not damage, deface or alter the Office, furniture, furnishings, walls, ceilings, floors, or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office or the common area facilities. You will not cause damage to any part of the building or our property or disturb the quiet enjoyment of any licensee or occupant of the building. Upon the termination of this Agreement, the Office assigned to you, if any, will be in as good condition as when you first occupied it, normal wear and tear excepted and we may apply the Services Retainer to any damage to the Office. We retain the right to enter your Office to inspect it, to make repairs and alterations as we reasonably deem necessary and the cost of any repair resulting from an act or omission by you or your employees, guests and invitees will be reimbursed to us by you upon demand. We retain the right to show your Office to prospective clients, lenders end purchases provided that we use reasonable efforts to not disrupt your business.

(B) You assume all risks of loss with respect to your personal property and the personal property of your agents, employees, connectors and invitees, within or about the Suite. You must maintain insurance coverage to cover the risks set forth in this paragraph and paragraph 6(B).

(C) You agree to waive any and all acts of recovery against us, or our directors, licensors, officers, agents. servants and employees, for lose of, or damage to your property or the property of others that is under your control to the extent of such loss or damages covered or required to be covered by any insurance policy.

(D) If the Suite is trade unusable, in whole or in part, by the or other casually, we may, at our option, terminate this Agreement upon notice to you, effective upon such casualty, or may elect to repair or restore the Suite, without expense to you, unless due to your negligence, within ninety (90) days or within such longer period of time as may be required because of events beyond our control. If repaired or restored, this Agreement will not terminate, but the Monthly Fees will be abated on a prorated basis for the period of time that the Office is unusable or services not provided.

6. Liability and Indemnifications.

(A) NEITHER OUR COMPANY NOR ANY OF OUR OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS. PARTNERS, AFFILIATES, AGENTS OR REPRESENTATIVES WILL BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL. CONSEQUENTIAL. SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OUR FAILURE TO PROVIDE USE OF THE OFFICE, TO PROVIDE ANY UTILITY, TO FURNISH ANY SERVICES, OR ANY ERROR OR OMISSION OR ANY DELAY OR ANY INTERRUPTION WITH RESPECT THERETO, ANY INJURY TO PERSON OR DAMAGE TO YOUR PROPERTY OR PROPERTY OF YOUR EMPLOYEE’S, GUESTS OR INVITEES, ALL OF WHICH ARE EXPRESSLY ASSUMED AND WAIVED BY YOU.

(B) YOU AGREE TO INDEMNIFY, DEFEND AND HOLD HARMLESS OUR COMPANY AND OUR OFFICERS. DIRECTORS. EMPLOYEES, SHAREHOLDERS, PARTNERS. AGENTS AND REPRESENTATIVES FROM AND AGAINST ANY LIABILITY TO PARTIES ARISING OUT OF YOUR USE AND OCCUPANCY OF THE OFFICE OR ANY ACT OR OMISSION OF YOU OR YOUR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, CONTRACTORS, CUSTOMERS OR INVITEES UNLESS CAUSED BY’ OUR GROSS NEGLIGENCE OR. WILLFUL MISCONDUCT.

7. Default.

(A) You wall be deemed to be in default under this Agreement i:. (i) you default in the payment of the Monthly Fees or other sums when due hereunder. regardless of whether or not we provide written notice of such default (ii) you default in the prompt and full performance of my other provision of this Agreement and any such default continues for more than five (5) business days after we provide written notice of such default to you; (iii) there is a material adverse change in your financial condition from the date of this Agreement as determined in our sole discretion; or(iv) you are in default under any other agreement between you and us.

(B) If you are in default, we have the option to pursue any one or more of the following remedies without any additional notice:

(i) we may immediately terminate this Agreement and may enter your Office, if any, and take and hold possession of the contents in the Office (and we are hereby granted a lien thereon), terminate all services provided and change any locks or scats codes without releasing you, in whole or in part from any of your obligations under this Agreement. In the event of such termination. we may, at our option, declare the entire amount of the Monthly Fees that would become due and payable during the remainder of the Term, to be due and payable immediately, and you agree to promptly pay us the entire amount. Feather. any of your personal properly which remains in the Office or the Suite after the termination of this Agreement may, in our sole. discretion, be deemed to have been abandoned by you and we may either hold possession thereof as our property or may dispose of such personal property, without any accountability or liability and at your expense, in any manner (including having the name stored at your risk and expense).

(ii) pursue any other remedy now or later available to as. Our exercise of any tight or remedy will not prevent us from exercising any other right or remedy.

(C) You agree to pay all costs and expenses including reasonable attorneys’ fees, expended or incurred by us in connection with the enforcement of this Agreement, the collection of any sum dun hereunder, any action for declaratory relief in any way related to this Agreement or the protection-or preservation of any of our rights under this Agreement.

8. Covenant Not to Solicit Employees. You understand that our employees are an indispensable pert of our business operation. Accordingly, you will not, without our prior written approval, for your purposes or on behalf of any party, employ, take away or solicit or attempt to employ any employee with whom you had contact during your Term or for a pitied of one (1) year thereafter. In the event of a breach of your obligate in this paragraph, you agree to pay liquidated damages equal to each such employee’s annual salary for each employee with respect to whom such breach occurs, it being mutually agreed that the actual damage that would be sustained by us as the result of any such bused would be extremely difficult to fix and that the liquidated damage amount is fair and reasonable.

9. Miscellaneous.

(A) This is the only Agreement between us for the Office and all amendments to this Agreement will be in writing, signed by both patties. The invalidity or unenforceability of any provision of this Agreement will not affect the rent of the Agreement

(B) All waivers must be in writing and signed by the waiving party. Our failure to enforce any provision of this Agreement or our acceptance of fees will not be a waiver and will not prevent us from enforcing any provision of this Agreement in the future. No receipt of money by as will be deemed to waive any of your defaults.

(C) The laws of the state in which the Suite is located will govern this Agreement.

(D) You represent that all parties signing this Agreement on your behalf are authorized to execute this Agreement, and you agree that the obligations of the parties signing this Agreement (including any guarantor) are to be joint and several.

(E) Neither you nor anyone claiming by, through or under you will assign this Agreement or permit the use of any portion of the Suite by any individual or entity other than you, unless approved by as in our sole discretion. In the event of any such permitted assignment or use, you will not be relieved. any of your obligations under this Agreement Any assignment not approved by us will be void.

(F) You specifically agree to maintain and protect all access codes, cards and/or keys provided by a in a confidential manner and to not provide these to anyone else. Furthermore, you agree to notify us promptly if you have any reason to believe that at third party has improperly obtained any of your access codes, cards and/or keys.

(G) All notices provided under this Agreement will be in writing. Notices will be deemed to be duly given if mailed by registered or certified mail, postage prepaid, addressed to the addresses provided in the Basic Terms.

(H) THIS AGREEMENT IS NOT INTENDED TO CREATE A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY IN FAVOR OF YOU, BUT MERELY GRANTS YOU A LICENSE TO USE THE SUITE AND YOUR OFFICE FOR THE PURPOSES IDENTIFIED IN THIS AGREEMENT AND IS REVOCABLE BY US IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. This Agreement is subject and subordinate to any underlying lease or contract or mortgage now or later encumbering the building or the promises comprising the Office or the Suite. This Agreement will terminate simultaneously with the termination of the Suite operation for any reason. You are not a party to nor do you have any rights under any of the foregoing.

(I) You acknowledge that it will be your responsibility to notify all parties of termination of the use of your Suite address, assigned telephone member and facsimile numbers and we will have no liability therefore.

(J) We may assign this Agreement and/or any fees hereunder without your concern and you agree to atom to any such assignee.

(K) Terms not otherwise defined in this Agreement will have the meaning sat forth in the Basic Terms attached hereto and incorporated herein by reference.

(L) Terms used in the singular also include the plural, and vice versa. References to either gender are to include all genders.

CLIENT

By:	/s/ Thomas P. Clinton	Thomas P. Clinton
	Authorized Signature	Print Name

Its:	V.P. of Sales	9/16/03
	Title	Date

OFFICE SUITES PLUS PROPERTIES, INC.

By:
	Authorized Signature	Print Name

Its:
	Title	Date

PERSONAL GUARANTEE: For value received, the undersigned unconditionally and irrevocably guarantees the prompt payment and performance of all obligations of Client in this Agreement. This guaranty is a guaranty of payment. The undersigned will not be released if any term of this Agreement is waived or modified.

By:
	Authorized Signature	Print Name

Its:
	Title	Date

September 10, 2004

Tom Clinton

Computer Software Innovations

1661 East Main St.

Easley, SC 29640

Re: Office Suites PLUS - Professional Image Package Agreement

Renewal Dear Tom,

Thank you for your continued business! We appreciate having you as a client.

Because we did not receive notice (per your Agreement) by the Notice Date on your Agreement, 7/31/2004, we are pleased to notify you that your company’s License Agreement with Office Suites PLUS has automatically renewed for a new six (6) month term.

Upon expiration of your current Agreement with Office Suites Plus on 9/30/2004, your Agreement renewed at the same monthly recurring rate for a new term. The renewed six (6) month term is defined as beginning 10/1/2004 and ending 3/31/2005 with a Notice Date of 1/31/2005. Please retain these dates for your records.

The staff and I truly enjoy having your company as a client here at Office Suites PLUS at North Gwinnett. If you have any questions please, do not hesitate to call me at 770-291-2222.

Pamela Lindsay

General Manager

3235 Satellite Boulevard Building 400, Suite 300 Duluth, Georgia 30096

Phone (770) 291-2222 Fax (770) 291-2223